UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

11490 Westheimer Road, Suite 1000
Houston, Texas 77077
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 649-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)(1) Changes in Registrant’s Certifying Accountant

On January 22, 2010, Platinum Energy Resources, Inc (the “Company”) notified Marcum, LLP (“Marcum”)  of our intent to change the Company’s independent registered public accounting firm.  On January 22, 2010, the Board of Directors of the Company appointed GBH CPAS, P.C. as its independent registered accounting firm, detailed as follows.

The reports of Marcum on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2007 and December 31, 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the Company’s two most recent fiscal years ended December 31, 2007 and December 31, 2008 and through January 22, 2010, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum satisfaction, would have caused Marcum to make reference thereto in its reports on the Company’s financial statements for such years.

The Company has provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16.1 is a copy of the letter from Marcum to the SEC.

(a)(2) Engagement of New Independent Registered Public Accounting Firm.

On January 22, 2010, the Board of Directors of the Company appointed GBH CPAS, P.C to serve as the Company’s principal independent registered public accounting firm for the year ending December 31, 2009.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

On December 10, 2009, Pacific International Group Holdings LLC (“Pacific”) initiated a tender offer (the “Offer”) to purchase up to all the outstanding shares of common stock of the Company not currently owned by Pacific at a price of $0.50 per share.  At the time of the initiation of the tender offer, Pacific owned 10,977,141, or 49.7% of the outstanding shares of the Company’s common stock.  On January 13, 2010, Pacific announced the extension of the Offer until 11:59 p.m. New York City time, on January 19, 2010.  On January 20, Pacific announced that 90,707 shares were tendered pursuant to the terms of the Offer.  These shares were paid for by Pacific from the cash on hand of Pacific.  Accordingly, the total consideration paid for these shares was $45,353.50. However, 45,000 of these shares were tendered without a certificate.  On January 22, 2010 the certificate for the 45,000 shares were tendered.  As a result, Pacific now owns 11,067,848 shares in the Company, representing 50.1% of the Company’s outstanding common stock.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 22, 2010, the Board of Directors of the Company voted to amend Article III, Section 2 of the Bylaws of the Company.  Section 3.2 has been amended to read as follows:

3.2 Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the next annual meeting of stockholders at which his Class stands for election or until such director's earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the expiration of his term of office and until such director's successor shall be duly elected and shall qualify, or until such director's earlier resignation, removal from office, death or incapacity. A director is automatically removed from office if said director fails to attend three consecutive meetings of the Board of Directors, unless such absence is due to medical reasons.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)           EXHIBITS

Exhibit No.	Description

16.1	Letter from Marcum to the Securities and Exchange Commission dated January 27, 2010.
99.1	Amended and Restated Bylaws of Platinum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: January 27, 2010
	By:	/s/ Al Rahmani
Al Rahmani
Chief Executive Officer